Exhibit 99.1
Fastly Announces Second Quarter 2025 Financial Results

Record revenue of $148.7 million above high-end of guidance range
Company raises financial guidance for 2025

SAN FRANCISCO — August 6, 2025 — Fastly, Inc. (NYSE: FSLY), a leader in global edge cloud platforms, today announced financial results for its second quarter ended June 30, 2025.
"Fastly’s second quarter performance resulted in another record revenue quarter, outperforming both our revenue and operating loss guidance. We are raising our financial guidance for 2025 and now expect to generate positive free cash flow for the year,” said Kip Compton, CEO of Fastly. “Our go-to-market transformation is delivering increased customer acquisition, expanded cross-sell opportunities, and market share growth. Customer commitments are also increasing, as reflected by our record RPO at the end of the quarter.”

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$148,709	$132,371	$293,183	$265,891
Gross margin
GAAP gross margin	54.5%	55.1%	53.9%	55.0%
Non-GAAP gross margin(1)	59.0%	59.4%	58.2%	59.5%
Operating loss
GAAP operating loss	$(36,943)	$(46,734)	$(75,122)	$(92,994)
Non-GAAP operating loss(1)	$(4,594)	$(11,489)	$(10,439)	$(19,998)
Net loss per share
GAAP net loss per common share — basic and diluted	$(0.26)	$(0.32)	$(0.53)	$(0.64)
Non-GAAP net loss per common share — basic and diluted(1)	$(0.03)	$(0.06)	$(0.08)	$(0.10)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
Second Quarter 2025 Financial Summary
•Total revenue of $148.7 million, representing 12% year-over-year growth. Network services revenue of $114.9 million, representing 10% year-over-year growth. Security revenue of $29.3 million, representing 15% year-over-year growth. Other revenue of $4.5 million, representing 60% year-over-year growth. Network services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•Generated $10.9 million of positive free cash flow compared to $18.5 million of negative free cash flow in the second quarter of 2024.
•GAAP gross margin of 54.5%, compared to 55.1% in the second quarter of 2024. Non-GAAP gross margin1 of 59.0%, compared to 59.4% in the second quarter of 2024.
•GAAP net loss of $37.5 million, compared to $43.7 million in the second quarter of 2024. Non-GAAP net loss1 of $5.0 million, compared to $8.1 million in the second quarter of 2024.
•GAAP net loss per basic and diluted share of $0.26, compared to $0.32 in the second quarter of 2024. Non-GAAP net loss per basic and diluted share1 of $0.03, compared to $0.06 in the second quarter of 2024.
Key Metrics
•Enterprise customer count2 was 622 in the second quarter, up 21 from the second quarter of 2024.
•Fastly's top ten customers accounted for 31% of revenue in the second quarter compared to 34% in the second quarter of 2024. Revenue from the top ten customers increased 2% year-over-year compared to revenue growth of 17% year-over-year from customers outside the top ten.

•Last 12-month net retention rate (LTM NRR)3 increased to 104% in the second quarter from 100% in the first quarter of 2025.
~~•~~Remaining Performance Obligations (RPO)4 were $315 million, up 41% from $223 million in the second quarter of 2024.
Second Quarter Business and Product Highlights
•Product package deals in the second quarter grew more than 50% year-over-year, and those involving renewals grew over 130% year-over-year.
•Enhanced Fastly DDoS Protection with Attack Insights, providing organizations with deeper visibility into attack mitigation and efficacy validation.
•Released Fastly AI Bot Management to GA, providing customers with granular control over how AI bots interact with their content and infrastructure without compromising performance.
•Introduced IPv6 to Origin support in Fastly Delivery, expanding customer reach and flexibility with full dual-stack traffic handling.
•Added Shielding support to Compute for the Rust SDK, enabling customers to improve cache hit ratio, reduce origin load, and cut egress costs.
•Expanded into Mexico with the first installed Point of Presence, bringing improved speed, lower latency, and better reliability to customers in the region.
Executive Updates
•In the second quarter, Kip Compton was appointed as Chief Executive Officer of Fastly, with Albert Thong and Tara Seracka appointed as Chief Marketing Officer and Chief Legal Officer, respectively.
•Richard Wong has been appointed Chief Financial Officer of Fastly, effective August 11, 2025. Wong succeeds Ronald W. Kisling who is leaving Fastly to pursue new opportunities. Kisling will remain at Fastly in an advisory capacity through September 15, 2025 to help ensure a smooth transition of responsibilities.
•Scott R. Lovett, Fastly’s current Chief Revenue Officer, has been appointed President, Go to Market, effective immediately. Albert Thong, Chief Marketing Officer at Fastly, will report to Scott as part of this organizational update.
Third Quarter and Full Year 2025 Guidance

	Q3 2025	Full Year 2025
Total Revenue (millions)	$149.0 - $153.0	$594.0 - $602.0
Non-GAAP Operating Income (Loss) (millions)	($1.0) - $3.0	($9.0) - ($3.0)
Non-GAAP Net Income (Loss) per share (5)(6)	($0.02) - $0.02	($0.10) - ($0.04)
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information

Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, August 6, 2025.

Date: Wednesday, August 6, 2025
Time: 1:30 p.m. PT / 4:30 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, May 7 through May 14, 2025 by dialing 800-770-2030 or 609-800-9909 and entering the passcode 7543239.
About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Neiman Marcus, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance; our ability to enrich our revenue mix with platform enhancements; the performance of our existing and new platform enhancements; the performance and capabilities of Fastly DDoS Protection, Fastly AI Bot Management, Fastly Delivery, Fastly Compute, and Fastly Next-Gen WAF; expectations regarding customer experiences with Fastly DDoS Protection, Fastly AI Bot Management, Fastly Delivery, Fastly Compute, and Fastly Next-Gen WAF; expectations regarding Fastly’s expansion into certain international markets; Mr. Wong’s appointment as CFO; Mr. Lovett’s appointment as President, Go to Market; and Fastly's strategies, platform, and business plans. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly’s Annual Report on Form 10-K for the year ended December 31, 2024. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other filings and reports that Fastly may file from time to time with the SEC. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, and amortization of debt discount and issuance costs.

Adjusted EBITDA: excludes stock-based compensation expense, depreciation and other amortization expenses, amortization of acquired intangible assets, executive transition costs, interest income, interest expense, including amortization of debt discount and issuance costs, other income (expense), net, and income taxes.

Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of one-time cash and non-cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs and advance payments made related to capital expenditures. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Gain on Modification of Lease: consists of a one-time non-cash charge recognized with respect to the modification of our leases. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Impairment Expense: consists of charges related to our long-lived assets. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Other Income (Expense), Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 Beginning with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP gross margin, Non-GAAP operating loss, and Non-GAAP net loss per common share — basic and diluted and we have accordingly recast the presentation for all prior periods presented to reflect this change.
2 Our number of customers is calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the current quarter. Our enterprise customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
3 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
4 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied.
5 Non-GAAP Net Income (Loss) per share is calculated as Non-GAAP Net Income (Loss) divided by weighted average basic shares for 2025.
6 Assumes weighted average basic shares outstanding of 148.2 million in Q3 2025 and 146.9 million for the full year 2025.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$148,709	$132,371	$293,183	$265,891
Cost of revenue(1)	67,593	59,470	135,269	119,756
Gross profit	81,116	72,901	157,914	146,135
Operating expenses:
Research and development(1)	42,221	35,106	79,650	73,354
Sales and marketing(1)	51,100	52,959	100,413	102,566
General and administrative(1)	24,323	28,433	52,558	60,072
Impairment expense	415	3,137	415	3,137
Total operating expenses	118,059	119,635	233,036	239,129
Loss from operations	(36,943)	(46,734)	(75,122)	(92,994)
Interest income	3,084	3,937	6,059	7,785
Interest expense	(3,164)	(464)	(6,337)	(1,043)
Other income (expense), net	39	193	(41)	104
Loss before income tax expense	(36,984)	(43,068)	(75,441)	(86,148)
Income tax expense	557	661	1,248	1,008
Net loss	$(37,541)	$(43,729)	$(76,689)	$(87,156)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.32)	$(0.53)	$(0.64)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	145,780	137,444	144,539	136,015
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cost of revenue	$2,573	$2,044	$4,512	$4,823
Research and development	11,755	7,983	20,648	18,306
Sales and marketing	8,176	7,058	14,869	14,901
General and administrative	3,831	9,063	11,888	19,939
Total	$26,335	$26,148	$51,917	$57,969

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$81,116	$72,901	$157,914	$146,135
Stock-based compensation	2,573	2,044	4,512	4,823
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,581	1,184	3,222	2,339
Amortization of acquired intangible assets	2,475	2,475	4,950	4,950
Non-GAAP gross profit	$87,745	$78,604	$170,598	$158,247
GAAP gross margin	54.5%	55.1%	53.9%	55.0%
Non-GAAP gross margin	59.0%	59.4%	58.2%	59.5%

Research and development
GAAP research and development	$42,221	$35,106	$79,650	$73,354
Stock-based compensation	(11,755)	(7,983)	(20,648)	(18,306)
Non-GAAP research and development	$30,466	$27,123	$59,002	$55,048

Sales and marketing
GAAP sales and marketing	$51,100	$52,959	$100,413	$102,566
Stock-based compensation	(8,176)	(7,058)	(14,869)	(14,901)
Amortization of acquired intangible assets	(2,279)	(2,301)	(4,580)	(4,601)
Non-GAAP sales and marketing	$40,645	$43,600	$80,964	$83,064

General and administrative
GAAP general and administrative	$24,323	$28,433	$52,558	$60,072
Stock-based compensation	(3,831)	(9,063)	(11,888)	(19,939)
Executive transition costs	—	—	(335)	—
Gain on modification of lease	736	—	736	—
Non-GAAP general and administrative	$21,228	$19,370	$41,071	$40,133

Operating loss
GAAP operating loss	$(36,943)	$(46,734)	$(75,122)	$(92,994)
Stock-based compensation	26,335	26,148	51,917	57,969
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,581	1,184	3,222	2,339
Executive transition costs	—	—	335	—
Amortization of acquired intangible assets	4,754	4,776	9,530	9,551
Gain on modification of lease	(736)	—	(736)	—
Impairment expense	415	3,137	415	3,137
Non-GAAP operating loss	$(4,594)	$(11,489)	$(10,439)	$(19,998)

Net loss
GAAP net loss	$(37,541)	$(43,729)	$(76,689)	$(87,156)
Stock-based compensation	26,335	26,148	51,917	57,969
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,581	1,184	3,222	2,339
Executive transition costs	—	—	335	—
Gain on modification of lease	(736)	—	(736)	—
Amortization of acquired intangible assets	4,754	4,776	9,530	9,551
Impairment expense	415	3,137	415	3,137
Amortization of debt discount and issuance costs	217	349	434	703
Non-GAAP net loss	$(4,975)	$(8,135)	$(11,572)	$(13,457)
Non-GAAP net loss per common share — basic and diluted	$(0.03)	$(0.06)	$(0.08)	$(0.10)
Weighted average basic and diluted common shares	145,780	137,444	144,539	136,015

(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited) (continued)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA
GAAP net loss	$(37,541)	$(43,729)	$(76,689)	$(87,156)
Stock-based compensation	26,335	26,148	51,917	57,969
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,581	1,184	3,222	2,339
Gain on modification of lease	(736)	—	(736)	—
Depreciation and other amortization	13,505	13,443	27,155	26,843
Amortization of acquired intangible assets	4,754	4,776	9,530	9,551
Amortization of debt discount and issuance costs	217	349	434	703
Impairment expense	415	3,137	415	3,137
Executive transition costs	—	—	335	—
Interest income	(3,084)	(3,937)	(6,059)	(7,785)
Interest expense	2,947	115	5,903	340
Other income (expense), net	(39)	(193)	41	(104)
Income tax expense	557	661	1,248	1,008
Adjusted EBITDA	$8,911	$1,954	$16,716	$6,845
(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of June 30, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$82,487	$286,175
Marketable securities, current	238,721	9,707
Accounts receivable, net of allowance for credit losses	117,318	115,988
Prepaid expenses and other current assets	26,137	28,325
Total current assets	464,663	440,195
Property and equipment, net	181,770	179,097
Operating lease right-of-use assets, net	54,001	50,433
Goodwill	670,356	670,356
Intangible assets, net	32,814	42,876
Other assets	59,573	68,402
Total assets	$1,463,177	$1,451,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,344	$6,044
Accrued expenses	45,282	41,622
Current debt	188,051	—
Finance lease liabilities, current	80	2,328
Operating lease liabilities, current	23,673	25,155
Other current liabilities	42,373	29,307
Total current liabilities	312,803	104,456
Long-term debt	149,883	337,614
Operating lease liabilities, non-current	48,577	39,561
Other long-term liabilities	9,267	4,478
Total liabilities	520,530	486,109
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,012,312	1,958,157
Accumulated other comprehensive loss	(169)	(100)
Accumulated deficit	(1,069,499)	(992,810)
Total stockholders’ equity	942,647	965,250
Total liabilities and stockholders’ equity	$1,463,177	$1,451,359

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(37,541)	$(43,729)	$(76,689)	$(87,156)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	14,962	13,318	30,129	26,595
Amortization of intangible assets	4,878	4,900	9,778	9,799
Non-cash lease expense	5,694	5,800	11,349	11,356
Amortization of debt discount and issuance costs	217	349	434	703
Amortization of deferred contract costs	4,847	4,531	9,697	9,104
Stock-based compensation	26,335	26,148	51,917	57,969
Deferred income taxes	327	333	749	561
Provision for credit losses	1,048	393	1,994	1,346
(Gain) loss on disposals of property and equipment	(43)	45	(43)	444
Amortization of discounts on investments	(1,356)	(1,244)	(1,982)	(2,402)
Impairment expense	415	3,137	415	3,137
Other adjustments	(84)	(178)	292	(437)
Changes in operating assets and liabilities:
Accounts receivable	669	(6,754)	(3,324)	5,274
Prepaid expenses and other current assets	121	(2,131)	2,337	(4,831)
Other assets	(6,076)	(3,210)	(8,171)	(5,024)
Accounts payable	3,446	(341)	6,021	(240)
Accrued expenses	1,577	1,911	(1,806)	(6,849)
Operating lease liabilities	(2,332)	(4,406)	(7,888)	(12,012)
Other liabilities	8,694	(3,820)	17,877	(1,153)
Net cash provided by (used in) operating activities	25,798	(4,948)	43,086	6,184
Cash flows from investing activities:
Purchases of marketable securities	(93,440)	(60,249)	(272,926)	(117,197)
Maturities of marketable securities	37,836	77,597	45,805	176,677
Advance payment for purchase of property and equipment	—	(790)	—	(790)
Purchases of property and equipment	(9,852)	(1,762)	(12,457)	(3,365)
Proceeds from sale of property and equipment	44	24	44	24
Capitalized internal-use software	(4,542)	(6,829)	(9,305)	(13,674)
Net cash provided by (used in) investing activities	(69,954)	7,991	(248,839)	41,675
Cash flows from financing activities:
Repayments of finance lease liabilities	(537)	(4,236)	(2,248)	(9,108)
Payment of deferred consideration for business acquisitions	—	(3,771)	—	(3,771)
Proceeds from exercise of vested stock options	279	180	687	291
Proceeds from employee stock purchase plan	1,240	1,034	3,371	3,915
Net cash provided by (used in) financing activities	982	(6,793)	1,810	(8,673)
Effects of exchange rate changes on cash and cash equivalents	177	(13)	255	(61)
Net increase (decrease) in cash and cash equivalents	(42,997)	(3,763)	(203,688)	39,125
Cash and cash equivalents at beginning of period	125,484	150,959	286,175	108,071
Cash and cash equivalents at end of period	82,487	147,196	82,487	147,196

Free Cash Flow
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$25,798	$(4,948)	$43,086	$6,184
Capital expenditures(1)	(14,887)	(12,803)	(23,966)	(26,123)
Advance payment for purchase of property and equipment(2)	—	(790)	—	(790)
Free Cash Flow	$10,911	$(18,541)	$19,120	$(20,729)
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
(2)In the six months ended June 30, 2025, we received $6.5 million of capital equipment that was prepaid prior to the current quarter, as reflected in the supplemental disclosure of our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Spring Harris
press@fastly.com

Source: Fastly, Inc.